Exhibit 21.0


                   Subsidiaries of Ocwen Financial Corporation



Name                                                    State of Organization
----                                                    ---------------------

Ocwen Federal Bank FSB                                  New Jersey
Ocwen Partnership, L.P.                                 Virginia
Ocwen Asset Investment Corp.                            Florida
Ocwen General, Inc.                                     Virginia
Investors Mortgage Insurance Holding Company            Delaware
Ocwen Properties, Inc.                                  New York
Ocwen Capital Trust I                                   Delaware
Ocwen Asset Investment - UK, LLC                        Delaware
NHP Affordable Housing Partners, L.P.                   Pennsylvania
First Service Corporation                               Delaware
Ocwen Technology Xchange, Inc.                          Florida
REALTrans.com, Inc.                                     Florida
Rocaille Acquisition Subsidiary, Inc.                   Florida